Exhibit 99.1

The Board of Directors of First National Bancshares Announces Change in Officers

SPARTANBURG, S.C., June 22 /PRNewswire-FirstCall/ -- The Board of Directors of First National Bancshares (OTC Bulletin Board: FNSC) announces the following change in officers. Norman F. Pulliam, Co-founder and Chairman of the Board since inception, has been elected Chairman Emeritus. Dr. Gaines Hammond, a founding director of the bank and a urologist with Hammond Urology, has been elected Chairman of the Board of Directors, and Jerry L. Calvert, Co- founder, President & CEO, has also been named Vice-Chairman of the Board of Directors.

Pulliam said, “After six years of service, I felt it was time for someone else to take over the leadership role. I will continue to serve as an active member of the board as First National continues to follow their strategic plan for growth and expansion.”

Pulliam further stated, “As First National Bank approaches $300 million in assets, we have greatly exceeded our projections in all aspects; i.e. loans, deposits and most importantly earnings. We have a most capable management team and a hard working, hard charging board of directors. I feel that I have done my share and now it is time to turn the leadership to someone else to help take First National to the next plateau. Under the leadership of Chairman Hammond and President Calvert, along with an outstanding Board of Directors and management team, First National will continue to flourish. First National Bank has already become one of the most outstanding community banks in the southeast and the future is even brighter.”

Mr. Calvert said, “Norman has put his heart and soul into First National for the past six years. His leadership and drive to excel are major reasons for our success. It has always been a pleasure working with Norman and I look forward to his continued involvement.”

Dr. Hammond added, “Norman’s talent, intellect and energy have placed the bank at its unique level of accomplishments in just six years. We count on Norman to remain an active, vital part of our board. We are grateful for his past and future efforts.”

First National Bank of Spartanburg provides a wide range of financial services to consumer and commercial customers through three offices in Spartanburg County including trust services and investment management through Colonial Trust Company. The bank is a wholly-owned subsidiary of the bank holding company, First National Bancshares, Inc; its stock is traded on the OTC Bulletin Board under the symbol, FNSC. Additional information about First National is available on its web site at www.firstnational-online.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy or adverse changes in our asset quality, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bancshares, Inc.
          -0-                              06/22/2005
          /CONTACT:  Jerry L. Calvert of First National Bank of Spartanburg,
+1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:  http://www.firstnational-online.com /